                                                                EXHIBIT 5.1


                     [LETTERHEAD OF O'MELVENY & MYERS LLP]

June 18, 2001

Galyan's Trading Company, Inc.
2437 East Main Street
Plainfield, Indiana  46168

          Re:  Registration Statement on Form S-1
               ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission ("SEC") (Registration No. 333-57848, as amended) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the issuance and sale by you of up to 6,500,000 shares of your common stock, no par value, and an over-allotment option granted by you to the underwriters of the offering to purchase up to 975,000 additional shares of common stock from you (collectively, the "Shares"). We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement.

     We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are opining herein solely as to United States federal law and, to the extent necessary to render our opinion as to the validity of the Shares, to the laws of the State of Indiana, solely in reliance upon an opinion of Ice Miller, a copy of which is attached hereto as Exhibit A.

     Based on such examination and reliance, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereto.

                                 Very truly yours,

                                 /s/ O'Melveny & Myers LLP

                                   Exhibit A

                          [LETTERHEAD OF ICE MILLER]


June 18, 2001

Board of Directors
Galyan's Trading Company, Inc.
2437 East Main Street
Plainfield, IN 46168

Gentlemen:

     We have acted as special Indiana counsel to Galyan's Trading Company, Inc., an Indiana corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of up to 7,475,000 shares of Common Stock of the Company (the "Shares"), which include 975,000 Shares that the underwriters identified in the Registration Statement have an option to purchase from the Company to cover over-allotments, if any. The Shares are to be offered to the public as set forth and described in the Registration Statement.

     In connection therewith, we have investigated those questions of law we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for the purpose of this opinion, including:

     1. The proposed form of Second Amended and Restated Articles of Incorporation of the Company (the "Second Amended and Restated Articles");

     2.  A proposed form of specimen certificate representing the Shares; and

     3.  The Registration Statement.

     For purposes of this opinion, we have assumed that (i) the Shares will be issued pursuant to the terms of the Registration Statement; and (ii) no changes will occur in the applicable law or the pertinent facts before the issuance of the Shares.

     Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with,
(b) the Second Amended and Restated Articles have been filed with and approved by the Indiana Secretary of State and have taken effect; and (c) the Shares have been delivered against payment therefor as contemplated by the Registration Statement, the Shares will be validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the Prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations relating thereto.

     This letter is rendered to you only in connection with the legality of the issuance of the Shares in the above-referenced public offering and is solely for your benefit and not for the benefit of any other party. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any other person or entity; provided, however, that it may be relied upon by O'Melveny & Myers LLP in rendering its opinion regarding the legality of the issuance of the Shares to be sold pursuant to the Registration Statement.

                                    Very truly yours,

                                    /s/ ICE MILLER